Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Vincent A. Palmieri, Chief Executive Officer and Treasurer, of Solaris Power Cells, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the annual report on Form 10-K of Solaris Power Cells, Inc. for the transition period from August 1, 2013 to December 31, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Solaris Power Cells, Inc.

Dated: March 28, 2014

/s/ Vincent A. Palmieri
Vincent A. Palmieri Chief Executive Officer, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Solaris Power Cells, Inc. and will be retained by Solaris Power Cells, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.